News Announcement

CONTACT:
Richard Gaetz, President/CEO	Robert Rinderman
Sean Washchuk, VP Finance/CFO	Steven Hecht
Vitran Corporation Inc.	Jaffoni & Collins Incorporated
416/596-7664	212/835-8500 or VTNC@jcir.com
VITRAN MAKES FIRST-EVER SUPPLY CHAIN ACQUISITION,
ADDING KEY U.S. WEST COAST PORT ACCESS WITH
PURCHASE OF LAS VEGAS/L.A. EXPRESS INC.
- Management to Host Live Conference Call and Webcast
Monday at 11:30 AM ET to Discuss Transaction -
TORONTO, ONTARIO and ONTARIO, CALIFORNIA (November 30, 2007) — Vitran Corporation Inc. (NASDAQ: VTNC, TSX: VTN), a North American transportation and logistics firm, today announced the purchase of retail supply chain management specialist Las Vegas/L.A. Express, Inc. (LVLA) (www.lvla.com), based in Ontario, CA. The acquisition consideration was approximately $12.6 million in cash, including assumed debt of approximately $2 million and $4.35 million of contingent consideration, based on achievement of future performance metrics. The transaction closed today, November 30th.
“The accretive acquisition of LVLA, a key addition to Vitran’s growing logistics footprint, is an excellent strategic, geographic and financial fit for our organization,” stated Vitran President and Chief Executive Officer Rick Gaetz.
“LVLA’s management expertise and retail-oriented clientele matches Vitran’s logistics focus. Vitran Logistics has developed an expertise in the retail supply chain and LVLA’s retail client base augments our initiatives to support and re-engineer North American supply chain requirements. Their California base of operations is very appealing as we focus on developing off-shore opportunities through the Port of L.A. in a similar fashion to our successes on the Canadian West Coast. We look forward to working closely with owners Ronald and Michael Adley, who will help ensure a smooth integration, and we enthusiastically welcome their entire 235 employee workforce to the Vitran family,” concluded Mr. Gaetz.
LVLA adds 470,000 square feet of supply chain logistics space under management, bringing Vitran’s total to 1,240,000 square feet throughout the U.S. and Canada. LVLA currently operates from six leased facilities. In addition to its Ontario, CA headquarters, the company has distribution centers in San Diego and Chino, CA, Las Vegas, NV, Phoenix, AZ and Albuquerque, NM.
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Vitran Corporation, 11/20/07	page 2 of 2
For the trailing 12-month period ended September 30, 2007, LVLA achieved estimated revenues of $25.5 million and normalized EBITDA of $3.5 million. The purchase price represented an estimated 3.6X LVLA’s TTM EBITDA. The transaction is expected to be accretive to Vitran’s December 31, 2008 year-end results by approximately $0.05 to $0.07 per share.
Conference Call/Webcast Information — Monday, December 3, 2007 — 11:30 AM ET

Call dial-in:	800/706-9124

Webcast/Webcast Archive:	www.vitran.com (select “Investor Relations”)

Call Replay (2 days):	800/633-8284 [available till 1:00 PM ET on 12/5/07]

Replay Passcode:	21359780
About Vitran Corporation Inc.
 Vitran Corporation Inc. is a North American group of transportation companies offering less-than-truckload, logistics, truckload, and freight brokerage services. To find out more about Vitran Corporation Inc. (NASDAQ:VTNC, TSX:VTN), visit the website at www.vitran.com.
Statements in the press release regarding management’s future expectations, beliefs, goals, plans, or prospects constitute forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made. For this purpose, any statements that are contained herein that are not statements or historical fact may be deemed to be forward-looking statements made pursuant to the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “intends,” “will,” “should,” ”expects,” “projects,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause actual result, future circumstances or events to differ materially from those projected in the forward-looking statements. These risks include, but are not limited to, economic factors, demand for the Company’s services, fuel price fluctuations, the availability of employee drivers and independent contractors, risks associated with geographic expansion, capital requirements, claims exposure and insurance costs, competition, government regulation changes, environmental hazards and other risks detailed from time-to-time in the Company’s public disclosure documents or other filings with the Canadian and United States securities commissions or other securities regulatory bodies. The forward-looking statements are made as of the date hereof, and the Company disclaims any intention and has no obligation or responsibility, except as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
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